UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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 On May 5, 2016, Ashford Hospitality Prime, Inc. posted the following materials to http://ashfordprimefacts.com.

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UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
 DALLAS DIVISION

ASHFORD HOSPITALITY PRIME, INC.,
Plaintiff,
-against-
SESSA CAPITAL (MASTER), L.P., SESSA CAPITAL GP, LLC, SESSA CAPITAL IM, L.P., SESSA CAPITAL IM GP, LLC, JOHN E. PETRY, PHILIP B. LIVINGSTON, LAWRENCE A. CUNNINGHAM, DANIEL B. SILVERS and CHRIS D. WHEELER,
Defendants.

No. 3:16-cv-00527-N
SESSA CAPITAL (MASTER), L.P., Counterclaim-Plaintiff, -against- ASHFORD HOSPITALITY PRIME, INC., Counterclaim-Defendant.
SESSA CAPITAL (MASTER), L.P.,
Third-Party Plaintiff,
-against-
ASHFORD, INC., ASHFORD HOSPITALITY ADVISORS LLC, MONTY J. BENNETT, DOUGLAS A. KESSLER, STEFANI D. CARTER, CURTIS B. MCWILLIAMS, W. MICHAEL MURPHY, MATTHEW D. RINALDI, and ANDREW STRONG
Third-Party Defendants.

COUNTERCLAIM-DEFENDANT AND CERTAIN
THIRD-PARTY DEFENDANTS’ SUPPLEMENTAL SUBMISSION IN OPPOSITION
TO SESSA’S MOTION FOR PRELIMINARY INJUNCTION

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TABLE OF CONTENTS
		PAGE

TABLE OF AUTHORITIES		ii

INTRODUCTION		1

A.	Discovery Has Confirmed That The Purported Nominees Have Failed To Conduct Even Basic Due Diligence And Are Unfit For The Board	3

B.	Discovery Has Confirmed That The Directors Are Acting In Accordance With Their Fiduciary And Contractual Obligations	4

C.	Discovery Has Confirmed That Sessa And Purported Nominees Have Not Complied With The Bylaws And Are Obstructing The Directors’ Performance Of Their Fiduciary And Contractual Duties	6

D.	Discovery Has Confirmed That Sessa Cannot Overcome The Business Judgment Rule	9

	1. Maryland’s Business Judgment Rule Applies	9

	2. Blasius Scrutiny Would Not Be Applied Even Under Delaware Law	10

	3. Sessa’s Claims Fail Under Maryland’s Business Judgment Rule	12

E.	Discovery Has Confirmed That Sessa’s Motion Is Not Ripe For Adjudication	13

CONCLUSION		14
-i-

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TABLE OF AUTHORITIES
PAGE(S)
CASES:
Shenker v. Laureate Educ., Inc., 983 A.2d 408 (Md. 2009)	9

STATUTES & OTHER AUTHORITIES:
2016 Md. Laws Ch. 170 (SB148) (Apr. 26, 2016, eff. Oct. 1, 2016)
preamble	10
§ 2-405.1(h)	10
§ 2-405.1(i)(1)	10
§ 2-405.1(i)(2)	9

Md. Gen. Assem., Fiscal & Policy Note (SB148) (Jan. 21, 2016, rev. Mar. 29, 2016)	9

Md St. B. Ass’n, Bus. L. Sec. SB148 Bill Explanation (2016)	9

-ii-

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Counterclaim-Defendant Ashford Hospitality Prime, Inc. (“Ashford Prime” or the “Company”) and Third-Party Defendants Douglas A. Kessler, Stefani D. Carter, Curtis B. McWilliams, W. Michael Murphy, Matthew D. Rinaldi and Andrew L. Strong (the “Directors” and, together with Ashford Prime, collectively, “Defendants”) respectfully submit this supplemental submission in support of their opposition (“Opposition Brief” or “Opp. Br.”) to the motion for preliminary injunction filed by Counterclaim-Plaintiff and Third-Party Plaintiff Sessa Capital (Master), L.P. (“Sessa” or “Plaintiff,” and together with the Defendants, the “Parties”), pursuant to the Order entered on April 6, 2016 in the related case captioned Ashford Hospitality Prime, Inc. v. Sessa Capital (Master) LP, et al., 16-cv-0713-N (Doc. 36).1
INTRODUCTION

Discovery has confirmed that Sessa and its Purported Nominees are either the least qualified, most ill-prepared dissident slate in recent history, or they are a dissolute group of committed opportunists that are cynically determined to conceal their true plans to force a hasty sale of Ashford Prime and repudiate its contract with its Advisors from Ashford Prime’s Board and its shareholders until they have realized their improper plan to seize control of the Company.

In their depositions, Mr. Petry and his Purported Nominees repeatedly espoused vague political bromides while testifying, without exception, that they had neither formulated nor even discussed plans or strategies for the Company that they seek to run.  Mr. Petry and the Purported Nominees further claimed that they had no proposals to enhance value or to improve the allegedly inadequate governance they claim afflicts Ashford Prime.  Their patently incredible testimony that they have no strategy but have nevertheless launched a costly and disruptive proxy fight and lawsuit is either knowingly misleading or evidence of their unfitness for Ashford Prime’s Board.  Either way, it confirms the Board’s wisdom in not, as demanded by Sessa, rubberstamping the Purported Nominees as “continuing directors” under the Advisory Agreement.

_________________________________________

1 Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Opposition Brief.

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What is more, the Purported Nominees made clear that they have no hospitality experience, lack familiarity with even the basic details of Ashford Prime and its business (including the names of the Directors whom they aspire to replace) and have not even read the Company’s Bylaws or the Advisory Agreement that they seek to unilaterally repudiate.  Testimony and documentary evidence also confirms, despite the Sessa witnesses’ evasiveness and their counsel’s improper instructions not to answer, that Sessa has coordinated improperly with its own limited partners and its Purported Nominees to attack Ashford Prime and seize control of the Board.  Taken at their word, Sessa’s slate is spectacularly unprepared and unfit to stand for election and potentially take the reins of the Company to further their own secret agendas and short-term interests that are clearly set forth in Sessa’s notes and memoranda produced in discovery.

Specifically, the notes and memoranda turned over by Sessa and the Purported Nominees refute their carefully honed Sergeant Schultz routine and reinforce the concerns that have troubled the Directors as they conduct their evaluation process.  These documents reveal that Sessa was formulating and discussing business and litigation strategies to alter the Company’s strategic path and repudiate the Advisory Agreement as far back as the summer of 2015 and up through its announcement of its slate in January 2016.  Indeed, these documents confirm the Directors’ well-founded skepticism that a hedge fund would spend tens of millions of dollars acquiring shares, recruiting nominees and launching a hostile proxy campaign without any plan or strategy for what to do should it take power of its target.  But Sessa and its Purported Nominees did not disclose these plans in the Nomination Materials or Proxy Materials, rendering their slate invalid to stand for election under the Bylaws.

Discovery also has confirmed that the Independent Directors are conducting their deliberative evaluation of the Purported Nominees in accordance with their fiduciary and contractual duties.  The record confirms that the Independent Directors lack any conflicts and have done all that is required under Maryland law, including by reviewing the defective Nomination Materials in consultation with their legal and financial advisors, requesting

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additional information, and inviting the Purported Nominees for interviews.  Sessa and its Purported Nominees, on the other hand, acknowledged their obstruction of this process by refusing to answer questions and provide the information required by the Bylaws and the federal securities laws.  It is Sessa’s contemptuous and cavalier approach to the nomination process – not a breach of duty by the Directors – that prevents the completion of the Directors’ evaluation.

Sessa’s motion should be denied.

A.	Discovery Has Confirmed That The Purported Nominees Have Failed To Conduct Even Basic Due Diligence And Are Unfit For The Board

Discovery has confirmed that the Purported Nominees are remarkably ill-prepared to serve on the Board.  Each of the Purported Nominees testified that they had failed to perform any meaningful diligence into Ashford Prime.  For example, Mr. Livingston testified that he does not know the names of current Directors (App. 8, Declaration of Matthew G. Nielsen (“Nielsen Decl.”), Ex. A (Livingston Tr. 8:16-20)) has never read or discussed the Bylaws (id. at 11 (Livingston Tr. 40:1-6)), and has never read the Advisory Agreement or the amendments.  Id. at 14 (Livingston Tr. 87:15-19).  Similarly, Mr. Wheeler testified that he has no idea as to Ashford Prime’s market capitalization (App. 24, Nielsen Decl., Ex. B (Wheeler Tr. 12:15-20)), no knowledge of how many employees Ashford Prime has or the identities of its current directors (id. at 25 (Wheeler Tr. 13:7-12)), and has never read the Bylaws or the Advisory Agreement.  Id. at 25, 27 (Wheeler Tr. 13:21-14:3, 31:10-12).  Indeed, Mr. Wheeler conceded that he “spent an enormous amount of time underwriting Sessa and virtually no time underwriting AHP.”  Id. at 26 (Wheeler Tr. 17:3-5). But Mr. Wheeler, of course, seeks election to the Board of Ashford Prime, not Sessa.  The Purported Nominees also testified that they had no hospitality experience. App. 10, Nielsen Decl., Ex. A (Livingston Tr. 39:17-19); id. at 32-33, Ex. C (Petry Tr. 15:22-16:15).

In addition, each of the Purported Nominees – implausibly, as demonstrated in detail below – testified that they have never formulated nor even discussed specific plans or strategies for the Company that they seek to control.  Id. at 28, Ex. B (Wheeler Tr. 50:16-51:6); id. at 9, Ex. A (Livingston Tr. 34:19-23), id. at 35-37, Ex. C (Petry Tr. 82:19-83:7, 112:15-21).

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These revelatory admissions and lack of commitment make clear beyond any doubt that the Purported Nominees are manifestly unfit to serve as directors on the Board.

B.	Discovery Has Confirmed That The Directors Are Acting In Accordance With Their Fiduciary And Contractual Obligations

In their Opposition Brief, the Directors established that they have a fiduciary and contractual obligation to evaluate and vet the Purported Nominees, including with respect to the Purported Nominees’ qualifications, integrity and plans for the Company and its assets.  Opp. Br. at 12-14.  Discovery has confirmed that the Directors are fully performing those duties.

For example, Ms. Carter, chair of the Nominating and Corporate Governance Committee, testified that “the bylaws lay out the responsibilities and duties of the nominating and corporate governance committee,” and that those duties include the obligation “to evaluate and vet nominees based on a number of criteria.”  App. 48-49, 53, Nielsen Decl., Ex. D (Carter Tr. 111:24-112:6, 166:17-21).  Ms. Carter further elaborated that:
With respect to any potential nominee for election to the Board, the Committee is charged with reviewing the potential nominee’s suitability to serve the interests of the Company’s stockholders, including their qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of shareholders, ability to contribute to the Board and other relevant factors.
App. 173, Carter Decl. ¶ 2.  Mr. Bennett testified that “the advance[] notice provisions in the bylaws” require that “the board mak[e] sure that these persons nominated by a shareholder. . . are qualified, are honest [and that] their intentions are known by the investors.”  App. 86, Nielsen Decl., Ex. G (Bennett Tr. 133:19-23).  Messrs. McWilliams and Murphy also confirmed that their fiduciary obligations require such an evaluation.  Id. at 67, Ex. E (McWilliams Tr. 80:18-23); id. at 69, 72, Ex. F (Murphy Tr. 25:15-18, 49:14-17).

The Directors also testified that they are under a contractual obligation to evaluate the Purported Nominees.  Ms. Carter explained that
In addition to our fiduciary obligations, the Board also has a contractual obligation to vet and evaluate any nominees pursuant

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to an Advisory Agreement entered by the Company and its advisors.  Pursuant to the Advisory Agreement, the Board must evaluate the integrity, qualifications and plans of potential nominees in order to make a determination whether to approve or recommend such nominees as “continuing directors.”
App. 173, Carter Decl. ¶ 3.  Mr. Bennett, in turn, testified that the Directors “need to evaluate these candidates . . . considering the contract, which is a major contract that it has with Ashford Inc., and its responsibilities under that contract.”  App. 87-88, Nielsen Decl., Ex. G (Bennett Tr. 138:22-139:4).

Discovery also confirmed beyond doubt that the directors are properly and deliberately carrying out these duties.  Ms. Carter testified that the Nominating and Governance Committee carefully reviewed the Nomination Materials.  Id. at 43, Ex. D (Carter Tr. 52:1-4 (“I went through the questionnaires personally, one by one, to see what the answers were.”)); App. 174-75, Carter Decl. ¶ 8.  In consultation with their legal and financial advisors, the Nominating and Corporate Governance Committee determined that the Nomination Materials did not comply with the Bylaws because, among other things, they failed to disclose the Purported Nominees’ plans and proposals for Ashford Prime and its assets if the Purported Nominees prevail in the election and failed to disclose the economic risks that may arise from the realization of Sessa’s plans.  App. 41-42, 45-46, 50, Nielsen Decl., Ex. D (Carter Tr. 50:1-9, 51:4-16, 63:5-64:5, 116:9-13); App. 174, Carter Decl. ¶ 8.

In an effort to further fulfill their fiduciary duties and evaluate the Purported Nominees, an investigation was conducted into the Purported Nominees (App. 44, Nielsen Decl., Ex. D (Carter Tr. at 53:7-21); App. 176, Carter Decl. ¶ 14) that turned up troubling information about the Purported Nominees, including that: (i) the Nomination Materials fail to disclose Mr. Livingston’s January 2016 purchase of approximately $40,000 in shares of Ashford Prime’s common stock while possibly in the possession of material, nonpublic information regarding Sessa’s plans for the Company and its assets (App. 44, 51, Nielsen Decl., Ex. D (Carter Tr. 53:15-21, 147:8-14)), and (ii) Mr. Livingston padded his resume by referring “to himself as a

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CPA or licensed CPA on more than one occasion after his license had lapsed or expired.”2  App. 52, Nielsen Decl., Ex. D (Carter Tr. 157:16-18); id. at 76-77, (Bennett Tr. 69:25-70:5); App. 176, Carter Decl. ¶ 14.

The Directors informed Sessa of the deficiencies in its Nomination Materials and requested answers to the questions the Purported Nominees failed to answer in their Questionnaires.  App. 482-86, Carter Decl., Ex. D.  What is more, the Directors provided an opportunity for each of the Purported Nominees to meet with the Directors for an interview.  App. 44, Nielsen Decl., Ex. D (Carter Tr. 53:1-3 (“I asked for a meeting to further evaluate the candidacies of these purported nominees”); App. 175, Carter Decl. ¶ 11; App. 78, Nielsen Decl., Ex. G (Bennett Tr. 71:9-11).

C.	Discovery Has Confirmed That Sessa And Purported Nominees Have Not Complied With The Bylaws And Are Obstructing The Directors’ Performance Of Their Fiduciary And Contractual Duties

In the Opposition Brief, the Directors established that Sessa and the Purported Nominees have not complied with the Bylaws and that their refusal to do so has hampered the Board’s evaluation process.  Discovery has confirmed that Sessa and the Purported Nominees failed to provide the information required under the Bylaws, did not meaningfully respond to the Board’s request for information, and rejected the Board’s request for interviews.

For example, Ms. Carter testified that Sessa “failed to provide certain information, particularly plans and proposals regarding AHP and its shareholders, any economic risk involved . . . such as the potential for, for instance, the termination fee.”  App. 45, Nielsen Decl., Ex. D (Carter Tr. 63:10-20); see also id. at 50 (116:9-13 (“I think it’s fair to say we all know that the materials do not comply with the advance notice requirements.”)); App. 77, Nielsen Decl., Ex. G (Bennett Tr. 70:23-25 (“They also . . . didn’t complete the questionnaires sent to them, despite repeated requests to do so”)); id. at 78-80 (Bennett Tr. 71:9-73:7).  Discovery also confirmed that Sessa refused to supply the vast majority of information identified as missing from the

____________________________

2 The investigation’s findings were confirmed by Mr. Livingston, who admitted he engaged in resume padding, App. 15-17, Nielsen Decl., Ex. A (Livingston Tr. at 97:24-98:5, 98:20-99:1), and did not seek or obtain Sessa’s permission to purchase Ashford Prime stock before doing so.  Id. at 13 (63:2-14).

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Nomination Materials and refused the Board’s request for interviews.  App. 175, Carter Decl. ¶¶ 9-12, and refused the Board’s request to interview each of the Purported Nominees.  App. 44, Nielsen Decl., Ex. D (Carter Tr. 53:1-6 (“I asked for a meeting to further evaluate the candidacies of these purported nominees . . . those requests were rejected.”)).

For his part, Mr. Petry testified that he unilaterally refused to respond to certain questions because they were “overly broad.”  App. 34, Nielsen Decl., Ex. C (Petry Tr. 36:13-18).  Mr. Livingston testified that, while he regarded questions regarding terminations and academic probation as appropriate, he chose not to fill out the Questionnaire because committing his answers to paper was somehow “unprofessional.” App. 21, Nielsen Decl., Ex. A (Livingston Tr. 162:1-12).  The Purported Nominees also testified that Sessa did not provide them with Ms. Carter’s January 26, 2016 letter requesting information from each of the Purported Nominees to correct the deficiencies.  App. 29, Nielsen Decl., Ex. B (Wheeler Tr. 71:14-16); id. at 118, Ex. A (Livingston Tr. 116:2-6).  What is more, the Purported Nominees testified that Sessa never informed them of the Board’s request for interviews.  Id. at 19-20, Ex. A (Livingston Tr. 136:25-37:3); id. at 30, Ex. B (Wheeler Tr. 83:14-22).  Remarkably, Mr. Livingston confirmed that Sessa’s refusal to submit its Purported Nominees for interviews constitutes a bad faith contempt for proper governance.  App. 12, Nielsen Decl., Ex. A (Livingston Tr. 45:21-24 (“They interview you, is good governance process.  Really important in the governance process for the nominating committee to interview the candidates.  Not done here, by the way.”)).

As described above, the Purported Nominees attempted to justify their refusal to disclose any plans on the implausible basis that they have embarked on a contentious, costly proxy campaign without having formulated or discussed any plans or strategies for Ashford Prime and its assets. See Point A, supra.  However, the Purported Nominees’ testimony is refuted by Sessa’s own internal documents and memoranda, which confirm that Sessa has contemplated and discussed strategic and litigation plans that it intends to implement should it succeed in taking control of the Company, including as far back as June 2015.

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For example, Mr. Moin’s notes of a call with an Ashford Prime shareholder on June 17, 2015 reflect a discussion regarding the “possibility that the termination fee clause could be unwound.” App. 89, Nielsen Decl., Ex. H (Moin Ex. 12, SESSA00001195).  What is more, in internal correspondence from August 2015, Mr. Petry and other Sessa employees: (i) strategize regarding their plans to formulate a potential pitch to ISS regarding Ashford Prime, including committing to a specific menu of changes such as “internalizing, amending bylaws, stopping acquisitions,” (App. 90, Nielsen Decl., Ex. I (Moin Ex. 3, SESSA00000912)); (ii) sketch out a litigation strategy with regard to the termination fee, (id.); and (iii) discuss the need for “a well-reasoned and detailed business plan (including strategic initiatives).” Id. at 91 (SESSA00000913).  Additional internal Sessa correspondence in August 2015 discusses the “need” for a “gameplan” if Sessa were “to get involved” with Ashford Prime.  App. 93, Nielsen Decl., Ex. J (Moin Ex. 6, SESSA00003730).

In addition, Mr. Petry’s handwritten notes from a November 11, 2015 meeting with Mr. Livingston reflect that they discussed a “Legal Plan,” a “CEO Plan,” and an “Investment Banker Plan.”  Id. at 95-96, Ex. K (Livingston Ex. 1, SESSA0007809-7810).  Mr. Moin’s notes from a December 18, 2015 call with the Purported Nominees reflects a discussion that the “[t]ermination fee will have to be dealt with, will have to have legal strategy around that.”  Id. at 99, Ex. L (Wheeler Ex. 4, SESSA00004591).  Additional handwritten notes from Mr. Moin reference “our plan” regarding Sessa’s “business plan,” a “transition plan (e.g. first 100 days),” and a “litigation plan.”  Id. at 100, Ex. M (Moin Ex. 9, SESSA00007835).

The Directors also testified that Mr. Petry advised them privately of his non-disclosed plan to force a hasty sale of the Company. For example, Mr. Bennett testified that “in my conversations with the head of Sessa Capital, Mr. Petry . . . talked about how he thought the company should be sold.”  Id. at 79-80, Ex. G (Bennett Tr. 72:12-73:7).  Mr. Murphy testified that, at a meeting held with on January 5, 2016 with Messrs. Petry and McWilliams, Mr. Petry stated his intention to force a quick sale of Ashford Prime.  App. 166, Murphy Decl. ¶ 5.

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Thus, it is now beyond doubt that the Purported Nominees violated the Bylaws by omitting of any description in the Nomination Materials or the Proxy Materials of their plans and related discussions for the Company and its assets. Accordingly, Sessa’s slate is invalid under the Bylaws and may not stand for election to the Board.

D.	Discovery Has Confirmed That Sessa Cannot Overcome The Business Judgment Rule

1.	Maryland’s Business Judgment Rule Applies

In their Opposition Brief, the Directors established that their deliberative evaluation of the Purported Nominees, like any action taken by a director of a Maryland corporation, is reviewed under Maryland’s business judgment rule, which creates “a presumption that directors of a corporation acted in good faith and in the best interest of the corporation.”  Opp. Br. at 14-18.  The Directors demonstrated that Maryland’s legislature and courts have rejected the application of enhanced standards of scrutiny, including Unocal and Blasius levels of review, applied under certain circumstances by Delaware courts.  Id. at 14-16.  In particular, the Directors established that Sessa’s futile attempt to apply a higher standard of review was based on a misreading of a Maryland decision, Shenker v. Laureate Educ., Inc., 983 A.2d 408 (Md. 2009), which did not apply Blasius or Unocal scrutiny and whose holding was narrowly confined to the facts of that case, involving a cash-out merger.  Id. at 15.

Last week, Maryland’s legislature amended Maryland’s General Corporation Law (the “MGCL”) to dispel any confusion resulting from Shenker and confirm that, in Maryland, any act of a director is subject to the statutory business judgment presumption and not any higher level of scrutiny.  2016 Md. Laws Ch. 170 (SB148), § 2-405.1(i)(2) (Apr. 26, 2016, eff. Oct. 1, 2016) (emphasis added); see also App. 148-64, Nielsen Decl., Exs. N-S (Md. Gen. Assem. SB148 (Jan. 15, 2016); Md. Gen. Assem. HB354 (Jan. 27, 2016); Md. Gen. Assem. Approval (SB148) (Apr. 26, 2016); Md. Gen. Assem. Approval (HB354) (Apr. 26, 2016); Md. Gen. Assem., Fiscal & Policy Note (SB148); Md. St. B. Ass’n, Bus. L. Sec. SB148 Bill Explanation).  The clarifications codified by Maryland’s legislature expressly preclude Sessa’s argument that heightened scrutiny

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should apply to the Directors’ evaluation of the Purported Nominees:  “[a]n act of a director of a corporation relating to or affecting an acquisition or a potential acquisition of control of the corporation or any other transaction or potential transaction involving the corporation may not be subject to a higher duty or greater scrutiny than is applied to any other act of a director.”  2016 Md. Laws Ch. 170 (S.B. 148), § 2-405.1(h) (emphasis added).  The clarifications also preclude Sessa’s argument that the Directors’ deliberative process may be subject to common law duties by making clear that the statutory duties of a director are “the sole source of duties of a director to the corporation or the stockholders of the corporation, whether or not a decision has been made to enter into an acquisition or potential acquisition of control of the corporation or enter into any other transaction involving the corporation[.]”  2016 Md. Laws Ch. 170 (S.B. 148), §  2-405.1(i)(1) (emphasis added).3

Thus, it is now beyond doubt that the Directors’ evaluation of the Purported Nominees must be reviewed under Maryland’s deferential business judgment rule, which “insulat[es] the business decisions made by the director from judicial review, absent a showing of fraud, self-dealing, unconscionable conduct, or bad faith.” Opp. Br. at 14.

2.	Blasius Scrutiny Would Not Be Applied Even Under Delaware Law

The Directors demonstrated in the Opposition Brief that, even if Sessa’s claims regarding the Termination Fee Amendment were subject to Delaware law, the “extreme” Blasius level of review would not be triggered because Blasius only applies to “very unusual facts” where the challenged decision was made “for the primary purpose of thwarting the exercise of a shareholder vote.”  Opp. Br. at 16-18.  In particular, the Directors established that Delaware courts have uniformly rejected Blasius scrutiny to similar change-of-control provisions because every attempt to do so failed to meet the extremely high bar of demonstrating that the challenged provision was “directed specifically at the electoral process.”  Id. at 17.

____________________________

3 Indeed, the bill’s preamble spells out that the law was enacted “[f]or the purpose of clarifying the duties of a director of a corporation and the manner in which a director must act,” including “clarifying that an act of a director of a corporation relating to or affecting certain transactions involving the corporation may not be subject to a certain duty or scrutiny” and “clarifying that certain provisions of law are the sole source of duties of a director of a corporation to the corporation or its stockholders, and apply to any act of a director[.]”  2016 Md. Laws Ch. 170 (SB148) (preamble) (emphasis added).

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Discovery has confirmed that the Termination Fee Amendment was in no way “directed specifically at the electoral process.”  Indeed, the evidence reflects that the Termination Fee Amendment was part of a larger package of mutual concessions that were negotiated over the course of months between the independent Boards of Directors of Ashford Prime and Ashford Inc.  App. 82-85, Nielsen Decl., Ex. G (Bennett Tr. 122:13-19, 123:5-124:2, 126:20-22); id. at 57, Ex. E (McWilliams Tr. 13:23-25).  For Ashford Prime, all of the Directors testified that the key driver for the third amendment was the “key money” concept, pursuant to which the Advisors agreed to make “key money investments” to allow Ashford Prime to bid competitively for the class of properties that had increasingly been bid outside its financial abilities.  See, e.g., id. at 56, 58, 60, 62, 64, Ex. E (McWilliams Tr. 10:6-9, 15:7-11, 22:7-9, 30:4-6, 48:4-8); id. at 39-40, Ex. D (Carter Tr. 29:3-14, 35:2-9); id. at 83-84, Ex. G (Bennett Tr. 123:15-124:2); id. at 70-71, Ex. F (Murphy Tr. 35:5-8, 39:4-18).  For example, Mr. McWilliams, the lead independent director that led the negotiations on behalf of Ashford Prime, testified that “[t]he primary focus of the third amendment was the offer by Inc. to provide Key Money to Ashford Prime to help us make [accretive] acquisitions to create shareholder value.”  Id. at 58, Ex. E (McWilliams Tr. 15:7-11).  As Mr. McWilliams made clear repeatedly, “the focus was really on the Key Money.”  Id. (emphasis added).  In addition to Key Money, the Directors identified other considerations received by Ashford Prime, including a reciprocal right to terminate the agreement upon a change in control at Ashford Inc. and a reduction to the base fee payable to Ashford Inc.  Id. at 58, 63 (15:18-16:2, 45:10-15).

Far from being a tool of entrenchment, the Directors testified that the Termination Fee Amendment was demanded by Ashford Inc. in exchange for Ashford Inc.’s agreement to provide Key Money.  Id. at 58, 61 (McWilliams Tr. 15:12-17, 28:11-14).  For example, Mr. McWilliams testified that “Ashford Inc. said if we’re going to be making this investment in Prime’s assets, we want to make sure that we’re comfortable with the management of Prime.”  Id. at 58 (McWilliams Tr. 15:12-17); see also id. at 61 (28:11-14 (“It was a key part of the negotiations to

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get the Key Money, that they did want us to have this ability to – to have a termination change of control.”)).

Thus, discovery has confirmed that the circumstances here align squarely with the Delaware cases that refused to apply Blasius because here, like in those cases, the challenged change-of-control provision was not “directed specifically at the electoral process,” but, rather, has “a legitimate purpose of protecting [counterparties] who in fact insisted on its inclusion for their own good faith reasons.”  Opp. Br. at 17.

3.	Sessa’s Claims Fail Under Maryland’s Business Judgment Rule

Discovery also has confirmed the Directors’ demonstration that Sessa cannot overcome Maryland’s deferential business judgment presumption, which requires evidence that the Directors breached their “duty of loyalty” or their “duty of care.”  Opp. Br. at 19-22.

Sessa has failed in its attempt to rebut the presumption of loyalty, which requires evidence that demonstrates that the Board stood to receive a “personal financial benefit from [the transaction] in the sense of self-dealing” or based a decision on “extraneous considerations or influences” rather than the “corporate merits of the subject before the board.”  Opp. Br. at 19-20.  Sessa’s accusations have been proven false as the record is devoid of any personal financial benefit received by any of the Independent Directors in connection with the approval of the Termination Fee Amendment, or any “extraneous consideration” that affected that decision.  Rather, the record reflects that the Independent Directors approved the Termination Fee Amendment in exchange for valuable consideration for Ashford Prime, including Ashford Inc.’s agreement to provide Key Money.  See Point C.2, supra.  For the same reason, Sessa cannot demonstrate bad faith, which requires a showing that the “decision under attack is so far beyond the bounds of reasonable judgment that it seems essentially inexplicable.”  Opp. Br. at 20.

Sessa’s attempt to prove a breach of the duty of care, which requires a showing that the Directors acted with gross negligence, has been proven equally futile.  The evidence reflects that the Directors are conducting a deliberative evaluation of the Purported Nominees, including by reviewing the Nomination Materials in consultation with legal and financial advisors, requesting

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additional information to correct the deficiencies, and inviting the Purported Nominees to meet with the Board.  See Point B, supra.  What is more, the record reflects that the Termination Fee Amendment was approved by the Independent Directors in exchange for numerous concessions after months of hard bargaining with Ashford Inc.  See Point D.2, supra.  Thus, Sessa cannot come close to demonstrating that the Directors in any way acted with “a thoughtless disregard of the consequences without the exertion of any effort to avoid them.”  Opp. Br. at 21.

E.	Discovery Has Confirmed That Sessa’s Motion Is Not Ripe For Adjudication

In the Opposition, Defendants established that Sessa’s motion is not ripe for adjudication because the Board has not made any decision regarding whether it will approve the Purported Nominees.  Discovery has confirmed that the Directors’ evaluation is ongoing and the Directors may still determine to approve the Purported Nominees.  For example, Ms. Carter testified that the Nominating and Corporate Governance Committee has not made a final decision with respect to whether to approve the Purported Nominees.  App. 47, Nielsen Decl., Ex. D (Carter Tr. at 98:15-21); App. 176, Carter Decl. ¶ 16 (Nominating and Corporate Governance Committee met April 5, 2016 to consider the Purported Nominees’ Nomination Materials).  Likewise, Mr. Bennett testified that the independent directors can still determine to approve the Purported Nominees.  App. 81, Nielsen Decl., Ex. G (Bennett Tr. at 117:5-23).  Mr. Murphy and Mr. McWilliams also confirmed that the Nominating and Corporate Governance Committee has yet to present the Board with a recommendation regarding whether or not to approve the Purported Nominees.  Id. at 73, Ex. F (Murphy Tr. at 96:22-24); id. at 65-66, Ex. E (McWilliams Tr. at 63:15-64:7).

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CONCLUSION
For the reasons stated herein, the Defendants respectfully request that the Court deny Sessa’s Motion for Preliminary Injunction.

Dated:	May 4, 2016

ANDREWS KURTH LLP

  /s/ Matthew G. Nielsen
Matthew G. Nielsen
Texas Bar No. 2403279
matthewnielsen@andrewskurth.com
Bradley W. Foster
Texas Bar No. 07283200
bradfoster@andrewskurth.com
1717 Main Street, Suite 3700
Dallas, Texas 75201
Telephone:  (214) 659-4400
Facsimile:   (214) 659-4400

Of Counsel:

Martin L. Seidel (admitted pro hac vice)
Nathan M. Bull (admitted pro hac vice)
Jared J. Stanisci (admitted pro hac vice)
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
 New York, New York 10281
(212) 504-6000

Attorneys for Defendants Ashford Hospitality Prime, Inc., Douglas A. Kessler, Stefani D. Carter, Curtis B McWilliams, W. Michael Murphy, Matthew D. Rinaldi, and Andrew Strong

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CERTIFICATE OF SERVICE

I certify that, pursuant to L.R. 5.1(d), on May 4, 2016, a copy of the foregoing document was served on all counsel of record via the Court’s CM/ECF Filing System, including the following counsel for movant:

Paul J. Skiermont
Eliot J. Walker
Shellie Stephens
Skiermont Derby LLP
2200 Ross Avenue, Suite 4800W
Dallas, TX 75201
214/978-6600
Fax: 214/978-6601
pskiermont@skiermontderby.com
ewalker@skiermontderby.com
sstephens@skiermontderby.com

-and

John D. Byars
Joseph W. Doman
Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Suite 300
Chicago, IL 60654
312-494-4443
Fax: 312-494-4440
john.byars@bartlit-beck.com

Attorneys for Sessa Capital (Master) LP

/s/ Matthew G. Nielsen